UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 6, 2004


                         MULTI-TECH INTERNATIONAL, CORP.
             (Exact name of registrant as specified in its charter)


           Nevada                   64 Knightsbridge           86-0931332
                                    London, England
                                          SW1X
-----------------------------    ---------------------      ------------------
(State or other jurisdiction     (Address of Principal       (I.R.S. Employer
    of incorporation or            Executive Offices)       Identification No.)
       organization)





Registrant's telephone number, including area code: [011 44 7775533666]
=======================================================================
Item 1. Changes in Control of Registrant.

On May 6, 2004, Jeffrey Revell Reade, an Australian citizen, acquired 60,000,000 shares of Multi-Tech International, Corp.'s ("Company") Common Stock ("Shares") pursuant to a Stock Purchase Agreement among Mr. Reade and the Company (the "Agreement") for a price of $440,000. As a result of the stock sale, Mr. Reade now owns 75% of the total outstanding shares of the Company.

The current number of issued and outstanding shares of the Company is 80,000,000. Consequently, as a result of Mr. Reade's acquisition, he is now considered a control person of the Company.


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The following table sets forth, as of May 11, 2004, certain information regarding the beneficial ownership of shareholders of more than 5% of the Company's Common Stock.


                                                Amount and
Title                                           nature of
of                Name and address of           beneficial    Percent of class
class             beneficial owner              ownership
-------------    -------------------------      ----------    -----------------

Common           Mr. Jeffrey Revell Reade       60,000,000          75%
                 c/o Hyperion Holdings
                 64 Knightsbridge
                 London, England
                 SW1X



Exhibit 99.01 - Agreement between Jeffrey Revell Reade and Multi-Tech
                International, Corp., dated May 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Tech International Corp.

Date: May 12, 2004


/s/ DAVID HOSTELLEY
---------------------
David Hostelley,
President


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